Comdisco, Inc. and Subsidiaries                                    Exhibit 11.00

COMPUTATION OF EARNINGS PER COMMON SHARE
(in millions except per share data)

Average shares used in computing earnings (loss) per common and common equivalent share were as follows:


                                                             Three Months           Six Months
                                                                 ended                ended
                                                                March 31,            March 31,
                                                             2001      2000        2001     2000
                                                           --------  --------    -------- --------
Average shares outstanding--basic                              152       151         152      152
Effect of dilutive options                                      --        12           4       11
                                                           --------  --------    -------- --------
Average shares outstanding--diluted                            152       163         156      163
                                                           ========  ========    ======== ========
Net earnings (loss) to common stockholders                 $   (54)  $    43     $    34  $    84

Net earnings (loss) per common share:
 Earnings (loss) per common share-basic:
    Earnings (loss) from continuing operations             $ (.05)   $   .47     $   .54  $   .86
    Loss from discontinued operations                        (.30)      (.19)       (.33)    (.31)
    Cumulative effect of change in accounting
      principle                                                --         --         .01       --
                                                           --------  --------    -------- --------
                                                           $ (.35)   $   .28     $   .22      .55
                                                           ========  ========    ======== ========
  Earnings (loss) per common share-diluted:
    Earnings (loss) from continuing operations             $ (.05)   $   .44     $   .53  $   .80
    Loss from discontinued operations                        (.30)      (.18)       (.32)    (.28)
    Cumulative effect of change in accounting
      principle                                                --         --         .01       --
                                                           --------  --------    -------- --------
                                                           $ (.35)   $   .26     $   .22  $   .52
                                                           ========  ========    ======== ========

In accordance with Statement of Financial Accounting Standards No.128-Earnings Per Share, no potential common shares (the assumed exercise of stock options) are included in the computation of any diluted per share amount when a loss from continuing operations exists.